Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-167016) of WEX Inc.,
(2) Registration Statement (Form S-8 No. 333-122934) of WEX Inc.,
(3) Registration Statement (Form S-8 No. 333-232165) of WEX Inc., and
(4) Registration Statement (Form S-3ASR No. 333-245682) of WEX Inc.;
of our report dated May 2, 2020, with respect to the consolidated financial statements of Optal Limited and its subsidiaries, included in this Current Report on Form 8-K/A of WEX, Inc.

/s/ Ernst & Young LLP

London
United Kingdom
March 1, 2021